                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                           NEXTEL COMMUNICATIONS, INC.

                 PROSPECTUS SUPPLEMENT DATED FEBRUARY 5, 2001
                        TO PROSPECTUS DATED JUNE 16, 2000

               The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:



                                                Convertible Notes               Common Stock
                                             --------------------------   ----------------------
                                              Principal     Principal
                                              Amount of     Amount of     Number of    Number of
                                             Convertible   Convertible      Shares      Shares
      Name of Selling Security Holder        Notes Owned  Notes Offered     Owned       Offered
      -------------------------------        -----------  -------------   ----------   ----------
Morgan Stanley & Co.(1)                       25,000,000    25,000,000       -0-          -0-
Natexis Banque Populaire                         500,000       500,000       -0-          -0-
UBS Warburg LLC                                  120,000       120,000       -0-          -0-

(1) This entity and/or its affiliates have provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.